Exhibit (11)


Firm:  Coopers & Lybrand, L.L.P.
       A Professional Services Firm

Consent of Independent Auditors

We consent to the inclusion in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File No. 33-32684) of Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans of our report dated February 11, 1997, except for Note 11 for which the date is February 20, 1997, on our audit of the financial statements of Alameda-Contra Costa Medical Association Collective Investment Trust For Retirement Plans.

Coopers & Lybrand, L.L.P.
San Francisco, California
April 29, 1997